Exhibit 10.167

COLLATERAL ASSIGNMENT OF INTERESTS
THIS COLLATERAL ASSIGNMENT OF INTERESTS (this “Assignment”), made this 11th day of July, 2012, by GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Delaware (“GPLP”) and GLIMCHER DAYTON MALL, INC., a Delaware corporation (“GDMI”, and collectively with GPLP, “Assignor”) to KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), as Agent for itself and other Lenders from time to time party to the “Loan Agreement” (as hereinafter defined) (KeyBank, in its capacity as Agent, hereinafter referred to as “Agent”).
W I T N E S S E T H:
WHEREAS, the entities constituting the Assignor are collectively the direct or indirect and beneficial owner of 100% of the membership interests in the limited liability company, set forth on Exhibit “A” attached hereto and made a part hereof (the “Company”);
WHEREAS, the Company is presently governed by the limited liability company operating agreement described on Exhibit “A” attached hereto opposite the name of the Company (the “Organizational Agreement”);
WHEREAS, GPLP, the Company, KeyBank, individually and as agent, and the “Lenders” identified therein entered into that certain Term Loan Agreement of even date herewith (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed, modified or amended, the “Loan Agreement”);
WHEREAS, pursuant to the Loan Agreement, the Lenders agreed to provide a secured term loan to Glimcher and the Company in the aggregate amount of $50,000,000 (collectively, the “Loans”);
WHEREAS, pursuant to Section 4.1(b) of the Loan Agreement, the Lenders and Agent have required that Assignor execute this Assignment;
NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
1.Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

2.    Grant of Security Interest. As collateral security for the payment and performance by Assignor of its duties, responsibilities and obligations under this Agreement and the other Loan Documents (which duties, responsibilities and obligations of Assignor are hereinafter referred to collectively as the “Obligations”), Assignor does hereby transfer, assign, pledge and convey to Agent, and does hereby grant a security interest to Agent for the ratable benefit of the Lenders, in and to the following:
a.    All right, title, interest and claims of Assignor now or hereafter acquired as the direct and beneficial owner of 100% of the membership interests in the Company (the "Pledged Equity Interests") together with any and all voting rights and privileges attaching to, existing or arising in connection with the Pledged Equity Interests (including without limitation the right to become the sole member in the Company), any and all other securities, cash, certificates or other property, option or right in respect of, in addition to or substitution or exchange for any of the Pledged Equity Interests or any of the foregoing, or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for the Pledged Equity Interests; and
b.    Any and all profits, proceeds, income, dividends, distributions, payments upon dissolution or liquidation of the Company, and any return of capital, repayment of loans, and payments of any kind or nature whatsoever, now or hereafter distributable or payable by the Company to Assignor, by reason of Assignor’s Pledged Equity Interests in the Company, or now or hereafter distributable or payable to Assignor from any other source by reason of Assignor being a member or partner in the Company, by reason of services performed by Assignor for or on behalf the Company, and any and all proceeds from any transfer, assignment or pledge of any interest of Assignor in, or claim or right against, the Company (regardless of whether such transfer, assignment or pledge is permitted under the terms hereof or the other Loan Documents), and all claims, causes in action or things in action now or hereafter arising against the Company, in each case to the extent such distributable or payable amounts are on account of or are attributable to the Pledged Equity Interests (collectively, the "Distributions"); and
c.    All notes or other documents or instruments now or hereafter evidencing or securing any such Distributions from the Company; and
d.    All rights of Assignor to collect and enforce payment of the Distributions pursuant to the terms of any of the Organizational Agreement or otherwise; and
e.    All proceeds of any of the foregoing.
All of the foregoing described in this Section 2 are hereinafter referred to collectively as the “Collateral.”
3.    Obligations Secured. This Assignment secures the payment and performance by Assignor of the Obligations.

4.    Collection of Distributions.
a.    It is acknowledged and agreed by the parties hereto that Agent shall have sole and exclusive possession of the Distributions and that this Assignment constitutes a present, absolute and current assignment of all the Distributions and is effective upon the execution and delivery hereof. Notwithstanding the foregoing, the Agent hereby grants to Assignor a license to receive, collect and apply any Distributions that are made at any time other than when an Event of Default has occurred and is continuing. If an Event of Default has occurred and is continuing, Assignor hereby agrees that such license shall be revoked, and hereby irrevocably directs the Company that any payments under or with respect to the Distributions made at any time thereafter shall be made and governed, as follows. Payments under or with respect to the Distributions shall be made as follows:
i.Assignor shall have no right to receive payments made under or with respect to the Distributions, or upon any redemption or conversion of the Collateral, and all such payments shall be delivered directly by the Company to the Agent.
ii.If Assignor shall receive any payments made under or with respect to the Distributions, or upon any redemption or conversion of the Collateral, Assignor shall hold all such payments in trust for Agent and shall deliver them to the Agent immediately on demand.
iii.In furtherance of the foregoing, Assignor does hereby notify and direct the Company that all payments under or with respect to the Distributions shall be made directly to the Agent.
b.    Assignor shall cause the Company to promptly distribute all net proceeds of the sale or other disposition of, or any financing or refinancing of, any of its assets or properties, and any and all other Distributions distributable or payable by the Company under the terms of the Organizational Agreement in accordance with the Loan Agreement.
c.    Assignor hereby irrevocably designates and appoints Agent its true and lawful attorney‑in‑fact, which appointment is coupled with an interest, either in the name of Agent, or in the name of Assignor, at Assignor’s sole cost and expense, and regardless of whether or not Agent becomes a member in the Company, to take any or all of the following actions at such time as a Default or Unmatured Default has occurred and is continuing:
i.to ask, demand, sue for, attach, levy, settle, compromise, collect, recover, receive and give receipt for any and all Collateral and to take any and all actions as Agent may deem necessary or desirable in order to realize upon the Collateral, or any portion thereof, including, without limitation, making any statements and doing and taking any actions on behalf of Assignor which is otherwise required of Assignor under the terms of any agreement as conditions precedent to the payment of the Distributions, and the right and power to endorse, in the name of Assignor, any checks, notes, drafts and other instruments received in payment of all or any portion of the Collateral; and

ii.to institute one or more actions against the Company or any member thereof in connection with the collection of the Distributions, to prosecute to judgment, settle or dismiss any such actions, and to make any compromise or settlement deemed desirable, in Agent’s sole discretion, with respect to such Distributions, to extend the time of payment, arrange for payment in installments or otherwise modify the terms of the Organizational Agreement with respect to the Distributions or release the Company or any member thereof, from its obligations to pay any Distribution, without incurring responsibility to, or affecting any liability of, Assignor under the Organizational Agreement; it being specifically understood and agreed, however, that Agent shall not be obligated in any manner whatsoever to exercise any such power or authority or be in any way responsible for the collection of or realizing upon the Collateral, or any portion thereof. The foregoing appointment is irrevocable and continuing and any such rights, powers and privileges shall be exclusive in Agent, its successors and assigns until this Assignment terminates as provided in Section 13, below.
5.    Warranties and Covenants. Assignor does hereby warrant and represent to, and covenants and agrees with Agent, as follows:
a.    This Assignment has been duly executed and delivered by Assignor and constitutes the valid, legal and binding obligation of Assignor. No consent from any other partner or member in the Company is required as a condition to the effectiveness of this Assignment.
b.    None of the Pledged Equity Interests is evidenced by any certificate, instrument, document or other writing other than the Organizational Agreement.
c.    True, correct and complete copies of each of the Organizational Agreement, together with all amendments thereto, have been delivered to Agent by Assignor, the Organizational Agreement is in full force and effect and is enforceable in accordance with its terms, and, so long as this Assignment remains in effect, Assignor shall not materially modify, amend, cancel, release, surrender or terminate, or permit the modification, amendment, cancellation, release, surrender or termination of, the Organizational Agreement, or dissolve, liquidate or permit the expiration of the Organizational Agreement or the termination or cancellation thereof, without in each instance the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed.
d.    Assignor is and shall remain the sole lawful, beneficial and record owners of the Pledged Equity Interests, and the right to receive the Distributions, free and clear of all liens, restrictions, claims, pledges, encumbrances, charges, claims of third parties and rights of set‑off or recoupment whatsoever (other than those in favor of Agent hereunder), and Assignor has the full and complete right, power and authority to grant a security interest in the Collateral in favor of Agent, in accordance with the terms and provisions of this Assignment. Assignor is not and will not become a party to or otherwise be bound by or subject to any agreement, other than the Loan Documents, that restricts in any manner the rights of any present or future holder of the Collateral with respect thereto. No Person has any option, right of first refusal, right of first offer or other right to acquire all or any portion of the Collateral.

e.    This Assignment creates a valid and binding first priority security interest in the Collateral securing the payment and performance of the Obligations. Neither Assignor nor any other Person has performed, nor will Assignor perform or permit any such other Person to perform, any acts which might prevent Agent from enforcing the terms and conditions of this Assignment or which would limit Agent in any such enforcement.
f.    Assignor consents (to the extent applicable Law does not prohibit Assignor from pre-consenting), and hereby directs the Company to so consent, to the admission of Agent or any other purchaser of the Pledged Equity Interests upon a foreclosure sale as a substitute partner of the Company with all of the rights and privileges of a partner of the same type as such Assignor under the Organizational Agreement in the event that Agent exercises its rights under this Assignment and Agent or such other purchaser succeeds to ownership of all or any portion of the Pledged Equity Interests.
g.    Assignor’s correct legal names indicated on the public record of Assignor’s jurisdiction, mailing address, identity or corporate structure, residence or chief executive office, jurisdiction of organization, organizational identification number, and federal tax identification number, are as set forth on Schedule 1 attached hereto and by this reference made a part hereof. Assignor has been using or operating under said name, identity or corporate structure without change for the time period set forth on Schedule 1 attached hereto. In order to perfect the pledge and security interest granted herein against Assignor, an appropriate UCC Financing Statement must be filed with the Secretary of State of Delaware. Assignor covenants and agrees that Assignor shall not change any of the matters addressed by the first two sentences of this subsection unless it has given Agent thirty (30) days prior written notice of any such change and caused to be filed at the request of Agent, or Agent’s counsel to file, such additional financing statements or other instruments in such jurisdictions as Agent may deem necessary or advisable in its sole discretion to prevent any filed financing statement from becoming misleading or losing its perfected status.

h.    Assignor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements, documents, endorsements, assurances and instruments as Agent may reasonably at any time request in connection with the administration or enforcement of this Assignment or related to the Collateral or any part thereof or in order to better assure and confirm unto Agent its rights, powers and remedies hereunder. Without limiting the generality of the foregoing, at any time and from time to time, Assignor shall, at the request of Agent, make, execute, acknowledge, and deliver or authorize the execution and delivery of and where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time in such offices and places as shall be deemed desirable by Agent all such other and further assignments, security agreements, financing statements, continuation statements, endorsements, assurances, certificates and other documents as Agent from time to time may require for the better assuring, conveying, assigning and confirming to Agent the Collateral and the rights hereby conveyed or assigned or intended now or hereafter to be conveyed or assigned, and for carrying out the intention or facilitating the performance of the terms of this Assignment. Upon any failure of Assignor to do so, Agent may make, execute, record, file, re-record and/or refile, acknowledge and deliver any and all such further assignments, security agreements, financing statements, continuation statements, endorsements, assurances, instruments, certificates and documents for and in the name of Assignor, and Assignor hereby irrevocably appoints Agent the agent and attorney-in-fact with full power of substitution of Assignor so to do. This power is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, Assignor will obtain such waivers of lien, estoppel certificates or subordination agreements as Agent may reasonably require to insure the priority of its security interest in the Collateral. Assignor also shall furnish to Agent such evidence as Agent reasonably may require from time to time to establish a valid security interest in and to further protect and perfect its security interest in the Collateral.
i.    Assignor hereby authorizes Agent, its counsel or its representative, at any time and from time to time, to file financing statements, amendments and continuations that describe or relate to the Collateral or any portion thereof in such jurisdictions as Agent may deem necessary or desirable in order to perfect the security interest granted by Assignor under this Assignment or any other Loan Document, and such financing statements may contain, among other items as Agent may deem advisable to include therein, the federal tax identification number and organizational number of Assignor. Agent shall upon request provide Assignor with copies of any and all such filings made by Agent.
j.    The Pledged Equity Interests and the Distributions are not and will not (A) be dealt in or traded on securities exchanges or in securities markets, (B) be “investment company securities” (as defined in Section 8-103(b) of the UCC), and (C) be credited to a securities account. None of the Organizational Documents expressly provides that the Pledged Equity Interests are securities governed by Article 8 of the Uniform Commercial Code of any jurisdiction.

6.    General Covenants. Assignor covenants and agrees that, so long as this Assignment is continuing:
a.    Except as may be specifically set forth in the Loan Agreement, Assignor shall not, without the prior written consent of Agent, which consent may be withheld by Agent in its sole and absolute discretion, directly or indirectly or by operation of law, sell, transfer, assign, dispose of, pledge, convey, option, mortgage, hypothecate or encumber any of the Collateral.
b.    Assignor shall at all times defend the Collateral against all claims and demands of all Persons at any time claiming any interest in the Collateral adverse to Agent’s interest in the Collateral as granted hereunder.
c.    Assignor shall perform in all material respects all of its duties, responsibilities and obligations under the Organizational Agreement and with respect to the Collateral.
d.    Assignor shall pay all taxes and other charges against the Collateral.
e.    Assignor shall promptly deliver to Agent as additional Collateral any note or other document or instrument entered into after the date hereof which evidences, constitutes, guarantees or secures any of the Distributions or any right to receive a Distribution, which notes or other documents and instruments shall be accompanied by such endorsements or assignments as Agent may require to create a perfected security interest therein in favor Agent.
f.    Assignor will provide to Agent such documents and reports respecting the Collateral in such form and detail as Agent may reasonably request from time to time.
g.    Anything herein to the contrary notwithstanding, (i) Assignor shall remain liable under the Organizational Agreement and all other contracts, agreements and instruments included in, giving rise to, creating, establishing, evidencing or relating to the Collateral to the extent set forth therein to perform all of its duties and obligations (including, without limitation, any obligation to make capital contributions or provide other funds to such entities) to the same extent as if this Assignment had not been executed, (ii) the exercise by Agent of any of its rights hereunder shall not release Assignor from any of its duties or obligations under the Organizational Agreement or any such contracts, agreements and instruments, and (iii) neither Agent nor any of the Lenders shall have any obligation or liability under the Organizational Agreement or any such contract, agreement or instrument by reason of this Assignment, nor shall Agent or any of the Lenders be obligated to perform any of the obligations or duties of Assignor thereunder or to take any action to collect or enforce any claim for payment or other right or privilege assigned to Agent hereunder.

h.    If Assignor shall at any time be entitled to receive or shall receive any cash, certificate or other property, option or right upon, in respect of, as an addition to, or in substitution or exchange for any of the Collateral, whether for value paid by Assignor or otherwise, Assignor agrees that the same shall be deemed to be Collateral and shall be delivered directly to Agent in each case, accompanied by proper instruments of assignment and powers duly executed by Assignor in such a form as may be required by Agent, to be held by Agent subject to the terms hereof, as further security for the Obligations (except as otherwise provided herein with respect to the application of the foregoing to the Obligations). If Assignor receive any of the foregoing directly, Assignor agrees to hold such cash or other property in trust for the benefit of Agent, and to surrender such cash or other property to Agent immediately. In the event that Assignor purchases or otherwise acquires or obtains any additional interest in any Company, or any rights or options to acquire such interest, all rights to receive profits, proceeds, accounts, income, dividends, distributions or other payments as a result of such additional interest, rights and options shall automatically be deemed to be a part of the Collateral. All certificates, if any, representing such interests shall be promptly delivered to Agent, together with assignments related thereto, or other instruments appropriate to transfer a certificate representing any such interest, duly executed in blank.
7.    Event of Default. An Event of Default shall exist hereunder upon the occurrence of any of the following:
a.    The occurrence of a Default under the Loan Agreement; or
b.    Any amendment to or termination of financing statements naming Assignor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than Agent or Agent’s counsel without the prior written consent of Agent and the effect of such filing is not completely nullified to the reasonable satisfaction of Agent within ten (10) days after notice to Assignor thereof.

8.    Remedies.
a.    Upon the occurrence of any Event of Default, Agent may take any action deemed by Agent to be necessary or appropriate to the enforcement of the rights and remedies of Agent under this Assignment and the other Loan Documents, including, without limitation, the exercise of its rights and remedies with respect to any or all of the Pledged Equity Interests. The remedies of Agent shall include, without limitation, all rights and remedies specified in the Loan Documents and this Assignment (including, but not limited to, the right to become a member and the right to remove any manager of the Company), all remedies of Agent under applicable general or statutory Law, and the remedies of a secured party under the UCC, regardless of whether the UCC has been enacted or enacted in that form in any other jurisdiction in which such right or remedy is asserted. In addition to such other remedies as may exist from time to time, whether by way of set‑off, banker’s lien, consensual security interest or otherwise, upon the occurrence of an Event of Default, Agent is authorized at any time and from time to time, without notice to or demand upon Assignor (any such notice or demand being expressly waived by Assignor) to charge any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by Agent to or for the credit of or the account of Assignor against any and all of the Obligations, irrespective of whether or not Agent shall have made any demand for payment and although such Obligations may be unmatured. Any notice required by Law, including, but not limited to, notice of the intended disposition of all or any portion of the Collateral, shall be reasonable and properly given in the manner prescribed for the giving of notice herein, and, in the case of any notice of disposition, if given at least five (5) business days prior to such disposition. Agent may require Assignor to assemble the Collateral and make it available to Agent at any place to be designated by Agent which is reasonably convenient to both parties. It is expressly understood and agreed that Agent shall be entitled to dispose of the Collateral at any public or private sale, and that Agent shall be entitled to bid and purchase at any such sale without recourse to judicial proceedings and without either demand, appraisement, advertisement or notice (except such notice as is otherwise required under this Assignment) of any kind, all of which are expressly waived. In the event that Agent is the successful bidder at any public or private sale of the Collateral or any portion thereof, the amount bid by the Agent may be credited against the Obligations as provided in the Loan Agreement. To the extent the Collateral consists of marketable securities, Agent shall not be obligated to sell such securities for the highest price obtainable, but shall sell them at the market price available on the date of sale. Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given. Agent may, without notice or publication, adjourn any public sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Each such purchaser at any such sale shall hold the Collateral sold absolutely free from claim or right on the part of Assignor. In the event that any consent, approval or authorization of any Governmental Agency or commission will be necessary to effectuate any such sale or sales, Assignor shall execute all such applications or other instruments as Agent may deem reasonably necessary to obtain such consent, approval or authorization. Agent may notify any account debtor or obligor with respect to the Collateral to make payment directly to Agent, and may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral as Agent may determine whether or not the Obligations are due, and for the purpose of realizing Agent’s rights therein, Agent may receive, open and dispose of mail addressed to Assignor and endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage of any form of Collateral on behalf and in the name of Assignor, as its attorney‑in‑fact. In addition, Assignor hereby irrevocably designate and appoint Agent its true and lawful attorney-in-fact either in the name of Agent or Assignor to (i) sign Assignor’ name on any Collateral, drafts against account debtors, assignments, any proof of claim in any bankruptcy or other insolvency proceeding involving any account debtor, any notice of lien, claim of lien or assignment or satisfaction of lien, or on any financing statement or continuation statement under the UCC; (ii) send verifications of accounts receivable to any account debtor; and (iii) in connection with a transfer of the Collateral as described above, sign in Assignor’s name any documents necessary to transfer title to the Collateral to Agent or any third party. All acts of said power of attorney are hereby ratified and approved and Agent shall not be liable for any mistake of law or fact made in connection therewith. This power of attorney is coupled with an interest and shall be irrevocable so long as any amounts remain unpaid on any of the Obligations. All remedies of Agent shall be cumulative to the full extent provided by Law, all without liability except to account for property actually received, but the Agent shall have no duty to exercise such rights and shall not be responsible for any failure to do so or delay in so doing. Pursuit by Agent of certain judicial or other remedies shall not abate nor bar other remedies with respect to the Obligations or to other portions of the Collateral. Agent may exercise its rights to the Collateral without resorting or regard to other collateral or sources of security or reimbursement for the Obligations. In the event that any transfer tax, deed tax, conveyance tax or similar tax is payable in connection with the foreclosure, conveyance in lieu of foreclosure or otherwise of all or any portion of the Collateral, Assignor shall pay such amount to Agent upon demand and if Assignor fail to pay such amount on demand, Agent may advance such amount on behalf of Assignor and the amount thereof shall become a part of the Obligations and bear interest at the rate for overdue amounts under the Loan Agreement until paid.
b.    If Assignor fails to perform any agreement or covenant contained in this Assignment beyond any applicable period for notice and cure, Agent may itself perform, or cause to be performed, any agreement or covenant of Assignor contained in this Assignment that Assignor fail to perform, and the cost of such performance, together with any reasonable expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by Agent in connection therewith, shall be payable by Assignor upon demand and shall constitute a part of the Obligations and shall bear interest at the rate for overdue amounts as set forth in the Loan Agreement.
c.    Whether or not an Event of Default has occurred and whether or not Agent is the absolute owner of the Collateral, Agent may take such action as Agent may deem necessary to protect the Collateral or its security interest therein, Agent being hereby authorized to pay, purchase, contest and compromise any encumbrance, charge or lien that in the reasonable judgment of Agent appears to be prior or superior to its security interest, and in exercising any such powers and authority to pay necessary expenses, employ counsel and pay reasonable attorney’s fees. Any such advances made or expenses incurred by Agent shall be deemed advanced under the Loan Documents, shall increase the indebtedness evidenced and secured thereby, shall be payable upon demand and shall bear interest at the rate for overdue payments set forth in the Loan Agreement.

d.    Any certificates or securities held by Agent as Collateral hereunder may, at any time, and at the option of Agent, be registered in the name of Agent or its nominee, endorsed or assigned in blank or in the name of any nominee and Agent may deliver any or all of the Collateral to the issuer or issuers thereof for the purpose of making denominational exchanges or registrations or transfer or for such other purposes in furtherance of this Assignment as Agent may deem desirable. Until the occurrence of an Event of Default, Assignor shall retain the right to vote any of the Collateral, or exercise membership rights, in a manner not inconsistent with the terms of this Assignment and the other Loan Documents, and Agent hereby grants to Assignor its proxy to enable Assignor to so vote any of the Collateral (except that Assignor shall not have any right to exercise any such power if the exercise thereof would violate or result in a violation of any of the terms of this Assignment or any of the other Loan Documents). At any time after the occurrence and during the continuance of any Event of Default, Agent or its nominee shall, without notice or demand, automatically have the sole and exclusive right to give all consents, waivers and ratifications in respect of the Collateral and exercise all voting, approval or other rights at any meeting of the members of the Company, respectively (and the right to call such meetings) or otherwise (and to give written consents in lieu of voting thereon), and exercise any and all rights of conversion, exchange, subscription or any of the rights, privileges or options pertaining to the Collateral and otherwise act with respect thereto and thereunder as if Agent or its nominee were the absolute owner thereof (all of such rights of the Assignor ceasing to exist and terminating upon the occurrence of an Event of Default) including, without limitation, the right to exchange, at its discretion, any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or the readjustment of the issuer thereof, all without liability except to account for property actually received and in such manner as Agent shall determine in its sole and absolute discretion, but Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for the failure to do so or delay in so doing. The exercise by Agent of any of its rights and remedies under this paragraph shall not be deemed a disposition of collateral under Article 9 of the UCC nor an acceptance by Agent of any of the Collateral in satisfaction of the Obligations.
9.    Duties of Agent. The powers conferred on Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent’s duty with reference to the Collateral shall be solely to use slight care in the custody and preservation of the Collateral, which shall not include any steps necessary to preserve rights against prior parties. Agent shall have no responsibility or liability for the collection of any Collateral or by reason of any invalidity, lack of value or uncollectability of any of the payments received by it.
10.    Indemnification.
a.    It is specifically understood and agreed that this Assignment shall not operate to place any responsibility or obligation whatsoever upon Agent or any of the Lenders, or cause Agent or any of the Lenders to be, or to be deemed to be, a member in the Company and that in accepting this Assignment, Agent and the Lenders neither assume nor agree to perform at any time whatsoever any obligations or duties of Assignor under any of the Organizational Agreement or any other mortgage, indenture, contract, agreement or instrument to which Assignor is a party or to which they are subject, all of which obligations and duties shall be and remain with and upon Assignor.

b.    Assignor agrees to indemnify, defend and hold Agent and the Lenders harmless from and against any and all claims, expenses, losses and liabilities growing out of or resulting from this Assignment (including, without limitation, enforcement of this Assignment or acts taken or omitted to be taken by Agent or the Lenders hereunder or in connection therewith), except claims, expenses, losses or liabilities resulting from Agent’s or such Lender’s gross negligence or willful misconduct.
c.    Assignor upon demand shall pay to Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and disbursements of counsel actually incurred (including those incurred in any appeal), and of any experts and agents, which Agent may incur in connection with (i) the administration of this Assignment, (ii) the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Agent hereunder, or (iv) the failure by Assignor to perform or observe any of the provisions hereof.
11.    Security Interest Absolute. All rights of Agent, and the security interests hereunder, and all of the Obligations secured hereby, shall be absolute and unconditional, irrespective of:
a.    Any lack of validity or enforceability of the Loan Documents or any other agreement or instrument relating thereto;
b.    Any change in the time (including any extensions of the maturity date of the Loan as provided in the Loan Agreement), manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from the Loan Documents;
c.    Any exchange, release or nonperfection of any other collateral for the Obligations, or any release or amendment or waiver of or consent to departure from any of the Loan Documents with respect to all or any part of the Obligations; or
d.    Any other circumstance (other than payment of the Obligations in full) that might otherwise constitute a defense available to, or a discharge of, Assignor, the other Loan Parties or any third party for the Obligations or any part thereof.

12.    Amendments and Waivers. No amendment or waiver of any provision of this Assignment nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or omission of Agent to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default, or acquiescence therein; and every right, power and remedy given by this Assignment to Agent may be exercised from time to time and as often as may be deemed expedient by Agent. Failure on the part of Agent to complain of any act or failure to act that constitutes an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Agent of Agent’s rights hereunder or impair any rights, powers or remedies consequent on any Event of Default. Assignor hereby waives to the extent permitted by Law all rights that Assignor has or may have under and by virtue of the UCC and any federal, state, county or municipal statute, regulation, ordinance, Constitution or charter, now or hereafter existing, similar in effect thereto providing any right of Assignor to notice and to a judicial hearing prior to seizure by Agent of any of the Collateral. Assignor hereby waives and renounce for itself, its heirs, successors and assigns, presentment, demand, protest, advertisement or notice of any kind (except for any notice required by Law or the Loan Documents) and all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, homestead, redemption and appraisement now provided or that may hereafter be provided by the Constitution and Laws of the United States and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement of this Assignment and the collection of any of the Obligations.
13.    Continuing Security Interest; Transfer of Loan; Release of Collateral. This Assignment shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Obligations and the Lenders have no further obligation to make any advances of the Loan, (b) be binding upon Assignor and its heirs, successors and assigns, and (c) inure, together with the rights and remedies of Agent hereunder, to the benefit of Agent and the Lenders and their respective successors, transferees and assigns. Upon the indefeasible payment in full of the Obligations and the termination or expiration of any obligation of the Lenders to make further advances of the Loan or to issue any Facility Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Assignor. Upon any such termination, Agent will, at Assignor’s expense, execute and deliver to Assignor such documents as Assignor shall reasonably request to evidence such termination.

14.    Securities Laws and Other Limitations. In view of the position of Assignor in relation to the Collateral, or because of other current or future circumstances, a question may arise under the federal and state securities Laws, the Organizational Agreement, or under any intercreditor agreement, that may now or hereafter be entered into among the Agent and any other bank a party to the Loan Agreement or under any intercreditor agreement, which may now or hereafter be entered into among the Agent and any other party with respect to the Loans or the Collateral (as the same may be modified or amended from time to time, collectively, the “Intercreditor Agreements”) with respect to any disposition of the Collateral permitted hereunder. Assignor understands that compliance with the federal and state securities Laws, the Organizational Agreement, or Intercreditor Agreements might very strictly limit the course of conduct of Agent if Agent were to attempt to dispose of all or any part of the Collateral in accordance with the terms hereof, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Collateral in accordance with the terms hereof under applicable Blue Sky or other state securities Laws. Assignor recognizes that in light of the foregoing restrictions and limitations Agent may, with respect to any sale of the Collateral, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof and who are able to satisfy any conditions or requirements set forth in the Organizational Agreement, and the Intercreditor Agreements, and Agent may sell the Collateral in parcels and at such times and to such Persons as Agent may reasonably determine is necessary to comply with such conditions or requirements. Assignor acknowledge and agree that in light of the foregoing restrictions and limitations, the Agent in its sole and absolute discretion may, in accordance with federal and state securities Law, the Organizational Agreement and the Intercreditor Agreements, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the federal and state securities Laws (b) approach and negotiate with a single potential purchaser to effect such sale and (c) sell the Collateral in parcels and at such times and in such manner and to such Persons as Agent may reasonably determine is necessary to comply with such conditions and requirements. Assignor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller if such sale were a public sale without such restrictions. In the event of any such sale, Agent shall incur no responsibility or liability for selling all or any part of the Collateral in accordance with the terms hereof at a price that Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached or if all the Collateral were sold at a single sale. Assignor further agrees that any sale or sales by Agent of the Collateral made as provided in this Section 14 shall be commercially reasonable. The provisions of this Section 14 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sells. Agent and the Lenders shall not be liable to Assignor for any loss in the value of any portion of the Collateral by reason of any delay in the sale of the Collateral.

15.    Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF OHIO (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OF ANY JURISDICTION).
16.    Notices. Each notice, demand, election or request provided for or permitted to be given pursuant to this Assignment must be in writing and shall be deemed to have been properly given or served if given in the manner prescribed in the Loan Agreement.
17.    No Unwritten Agreements. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
18.    Miscellaneous. Time is of the essence of this Assignment. Title or captions of paragraphs hereof are for convenience only and neither limit nor amplify the provisions hereof. If, for any circumstances whatsoever, fulfillment of any provision of this Assignment shall involve transcending the limited validity presently prescribed by Law, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein operates or would prospectively operate to invalidate this Assignment, in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Assignment shall remain operative and in full force and effect. If more than one entity comprises the Assignor, the liability of each such entity shall be joint and several
19.    Modifications, Etc. Assignor hereby consents and agrees that Agent or the Lenders may at any time and from time to time, without notice to or further consent from Assignor, either with or without consideration, surrender any property or other security of any kind or nature whatsoever held by it or by any Person on its behalf or for its account, securing the Obligations; substitute for any Collateral so held by it, other collateral of like kind; agree to modification of the terms of the Loan Documents; extend or renew the Loan Documents for any period; grant releases, compromises and indulgences with respect to the Loan Documents for any period or to any persons or entities now or hereafter liable thereunder or hereunder; release any guarantor, endorser or any other Person liable with respect to the Obligations; or take or fail to take any action of any type whatsoever; and no such action that Agent or the Lenders shall take or fail to take in connection with the Loan Documents, or any of them, or any security for the payment of the Obligations or for the performance of any obligations or undertakings of Assignor, nor any course of dealing with Assignor or any other person, shall release Assignor’s obligations hereunder, affect this Assignment in any way or afford Assignor any recourse against Agent or any Lender.
20.    Attorney-in-Fact. Notwithstanding anything to the contrary contained in this Assignment, Agent agrees that Agent will not take any action as attorney-in-fact of Assignor as permitted hereunder unless and until an Event of Default has occurred.
21.    Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Assignment by signing any such counterpart.

IN WITNESS WHEREOF, Assignor and Agent have executed this Assignment under seal on the date first above written.
DAYTON MALL VENTURE, LLC, a Delaware limited liability company

By:    GLIMCHER DAYTON MALL, INC., a
Delaware corporation, its managing member

By:    /s/ Mark E. Yale
Name:    Mark E. Yale
Title:    Executive Vice President,
Chief Financial Officer and
Treasurer

GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

By:    Glimcher Properties Corporation, a
Delaware corporation, its sole general partner

By:	/s/ Mark E. Yale

Name:	Mark E. Yale

Title:	Executive Vice President, Chief Financial Officer and Treasurer

AGENT:
KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent

By:    /s/ Kevin P. Murray
Name:    Kevin P. Murray
Title:    Senior Vice President

The undersigned, being the Company referenced in this Assignment, consents to this Assignment and acknowledges and agrees to act in accordance with the directions given to them by the Assignor in this Assignment, including without limitation, the directions contained in Sections 4(a) and 5(f) of this Assignment, and to act in accordance with any directions given to them in the future by the Agent consistent with the rights granted to the Agent hereunder.
DAYTON MALL VENTURE, LLC, a Delaware limited liability company

By:    GLIMCHER DAYTON MALL, INC., a
Delaware corporation, its managing member

By:    /s/ Mark E. Yale
Name:    Mark E. Yale
Title:    Executive Vice President,
Chief Financial Officer and
Treasurer

The undersigned, being the Borrower under the Loan Agreement referenced in this Assignment, represents and warrants that all of the representations and warranties contained in Section 5.21 of the Loan Agreement are true and correct in all material respects with respect to the Underlying Property which is the subject of the Pledged Equity Interests to be included in the Collateral under this Assignment.
GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

By:    Glimcher Properties Corporation, a
Delaware corporation, its sole general partner

By:    /s/ Mark E. Yale
Name:    Mark E. Yale
Title:    Executive Vice President, Chief Financial
Officer and Treasurer

DAYTON MALL VENTURE, LLC, a Delaware limited liability company

By:    GLIMCHER DAYTON MALL, INC., a
Delaware corporation, its managing member

By:    /s/ Mark E. Yale
Name:    Mark E. Yale
Title:    Executive Vice President, Chief Financial
Officer and Treasurer

EXHIBIT “A”

COMPANY

	Property Name	Company Name	Total Percentage Held by Assignor	Amount of Total Percentage Held Constituting Pledged Equity Interests	State of Organization	EIN	Organizational Agreement
1.	Dayton Mall	Dayton Mall Venture, LLC, a Delaware limited liability company	100%	100%	Delaware	31-1540848
Amended and Restated Operating Agreement of Dayton Mall Venture, LLC, dated as of October 13, 1997, as amended

Certificate of Formation dated June 20, 1997 filed with the Delaware Secretary of State, as amended

SCHEDULE 1

DESCRIPTION OF ASSIGNOR

1.    Each of Glimcher Properties Limited Partnership and Glimcher Dayton Mall, Inc. been using or operating under the respective names Glimcher Properties Limited Partnership and Glimcher Dayton Mall, Inc. without change since its formation.
Names and Tradenames used within the last five years: Glimcher Properties Limited Partnership and Glimcher Dayton Mall, Inc.
Location of all chief executive offices over last five years:

180 East Broad Street
Columbus, OH 43215

and

150 East Gay Street
Columbus, OH 43215

Mailing address: 180 East Broad Street
Columbus, OH 43215
Organizational Identification Number:    2350503 (GPLP)
2764087 (GDMI)
Federal Tax Identification Number:    31-1390925 (GPLP)
31-1540852 (GDMI)

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